Exhibit 10.16

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is made as of March 5 2021, by and among the investors listed on Exhibit A attached hereto (each an “Investor” and together, the “Investors”) and Longboard Pharmaceuticals, Inc., a Delaware corporation (the “Company”).

RECITALS

A. Each Investor holds that number of shares of the Company’s Series A Preferred Stock, par value $0.0001 per share (“Series A Preferred”), set forth opposite such Investor’s name on Exhibit A attached hereto (the “Preferred Exchange Stock”).

B. Subject to the terms and conditions and limitations set forth herein, each Investor desires to exchange up to the number of shares of Preferred Exchange Stock set forth opposite such Investor’s name on Exhibit A attached hereto for shares of a newly designated Non-Voting Common Stock of the Company, par value $0.0001 per share (the “Non-Voting Common”).

NOW THEREFORE, in consideration of the foregoing premises and the respective representations and warranties, covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the Company and each of the Investors agree as follows:

Article I: Exchange

1.1 Upon the terms and subject to the conditions herein contained, at the Closing (as defined below), the Applicable Number of Shares (defined below) of Preferred Exchange Stock held by each investor shall, automatically, and without any further action on the part of the Investors or the Company, be exchanged for shares of Non-Voting Common at a ratio of 1.38 shares of Non-Voting Common for every single share of Preferred Exchange Stock (rounded down to the nearest whole share). Each Investor shall assign and deliver to the Company Preferred Exchange Stock (including any stock certificates representing the Applicable Number of Shares) for cancellation by the Company, free and clear of any mortgage, lien, pledge, charge, security interest, encumbrance, title retention agreement, option, equity or other adverse claim thereto (collectively, “Liens”), other than restrictions on transfer under applicable securities laws, together with any documents of conveyance or transfer that the Company may deem reasonably necessary or desirable, and in exchange therefor the Company shall issue to each Investor 1.38 shares of Non-Voting Common (rounded down to the nearest whole share) for each single share of Preferred Exchange Stock exchanged hereunder. The “Applicable Number of Shares” shall mean, for each Investor, such number of shares of Preferred Exchange Stock (which may be zero) as would be necessary to cause such Investor, immediately following the closing of the IPO, to beneficially own (for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”)), when aggregated with such Investor’s affiliates who are also party hereto, not more than 9.99% (or such other amount as may be agreed to by the Company and the applicable Investor) of the Company’s Voting Common Stock. The exchange of the Preferred Exchange Stock for the Non-Voting Common pursuant to this Agreement is referred to herein as the “Exchange.”

1.2 Each Investor severally, and not jointly, shall be liable for only the Exchange that relates to such Investor. The Company’s agreement with each of the Investors is a separate agreement, and the Exchange with respect to each Investor is a separate exchange. The obligations of each Investor hereunder are expressly not conditioned on the exchange of the Non-Voting Stock by any or all of the other Investors.

1.3 Subject to the satisfaction of each of the conditions set forth in Article IV and Article V hereof (to the extent not waived in accordance therewith), the closing of the Exchange (the “Closing”) shall take place remotely immediately prior to the closing of a firm-commitment underwritten public offering of the Company’s Voting Common Stock pursuant to the Company’s Registration Statement on Form S-1 (file number 333-253329) (the “IPO”) (the date on which such Closing occurs is hereinafter referred to as the “Closing Date”).

Article II: Covenants, Representations and Warranties of Each Investor

Each Investor, severally and not jointly, hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to the Company and all such covenants, representations and warranties shall survive the Closing.

2.1. Power and Authorization. The Investor is duly organized, validly existing and in good standing, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.

2.2. Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Investor and constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except that such enforcement may be subject to (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting or relating to enforcement of creditors’ rights generally, and (b) general principles of equity, whether such enforceability is considered in a proceeding at law or in equity (the “Enforceability Exceptions”). This Agreement and the consummation of the Exchange will not materially violate, conflict with or result in a breach of or default under (i) the Investor’s organizational documents, (ii) any agreement or instrument to which the Investor is a party or by which the Investor or any of its assets are bound, or (iii) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Investor.

2.3. Title to Preferred Exchange Stock. The Investor is the sole legal and beneficial owner of the Preferred Exchange Stock set forth opposite such Investor’s name on Exhibit A hereto. The Investor has good and valid title to its Preferred Exchange Stock, free and clear of any Liens, other than restrictions on transfer under applicable securities. The Investor has not, in whole or in part, except as described in the preceding sentence, (a) assigned, transferred, hypothecated, pledged, exchanged, syndicated, endorsed or otherwise disposed of any of its Preferred Exchange Stock or any of its rights in any of its Preferred Exchange Stock, or (b) given any person or entity any transfer order, power of attorney, endorsement or other authority of any nature whatsoever with respect to its Preferred Exchange Stock. Upon the Investor’s delivery of its Preferred Exchange Stock to the Company pursuant to the Exchange, the Preferred Exchange Stock shall be free and clear of all Liens created by the Investor, other than restrictions on transfer under applicable securities laws.

2.4. No Reliance. The Investor is not relying, and has not relied, upon any statement, advice (whether accounting, tax, financial, legal or other), representation or warranty made by the Company or any of its affiliates or representatives, except for the representations and warranties made by the Company in this Agreement.

2.5. Tax Consequences of the Exchange. The Investor understands that the tax consequences of the Exchange will depend in part on its own tax circumstances. The Investor acknowledges that it must consult its own tax adviser about the federal, foreign, state and local tax consequences peculiar to its circumstances.

2.6. No Public Market. The Investor acknowledges and agrees that no public market exists for the Non-Voting Common and no public market is expected to develop for the Non-Voting Common.

2.7. Transfer Restrictions. Each Investor acknowledges and agrees as follows:

(a) The Non-Voting Common and the Conversion Shares have not been registered for sale under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on Section 3(a)(9) of the Securities Act; the Company does not currently intend to register the Non-Voting Common or the Conversion Shares under the Securities Act at any time in the future. The Investor understands that the Non-Voting Common are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Non-Voting Common indefinitely unless they are registered with the Securities and Exchange Commission (the “SEC”) and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Investor acknowledges that the Company has no obligation to register or qualify the Non-Voting Common, or the Conversion Shares, except as set forth in that certain Investors’ Rights Agreement, dated October 27, 2020, by and among the Company and the investors listed on Schedule A attached thereto. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Non-Voting Common, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.

(b) The Investor understands that the Non-Voting Common and the Conversion Shares may be notated with one or all of the following legends:

(i) “THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

(ii) Any legend or legends currently set forth on the certificates of the Preferred Exchange Stock held by the Investor immediately prior to the Exchange.

2.8. No Remuneration. Neither the Investor nor any of its affiliates, nor any person acting on behalf of or for the benefit of any of the forgoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the SEC promulgated thereunder) for soliciting the Exchange, and the Investor has received no additional consideration for the Preferred Exchange Stock other than the Non-Voting Common.

Article III: Covenants, Representations and Warranties of the Company

The Company hereby covenants as follows, and makes the following representations and warranties, each of which is and shall be true and correct on the date hereof and at the Closing, to each Investor, and all such covenants, representations and warranties shall survive the Closing.

3.1. Power and Authorization. The Company is duly incorporated, validly existing and in good standing under the laws of its state of incorporation, and has the power, authority and capacity to execute and deliver this Agreement, to perform its obligations hereunder, and to consummate the Exchange contemplated hereby.

3.2. Valid and Enforceable Agreement; No Violations. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, except that such enforcement may be subject to the Enforceability Exceptions. The issuance of the Non-Voting Common and the Conversion Shares have been duly authorized by the Company. This Agreement, the issuance of the Non-Voting Common and consummation of the Exchange will not violate, conflict with or result in a breach of or default under (a) the charter, bylaws or other organizational documents of the Company, (b) any agreement or instrument to which the Company is a party or by which the Company or any of its assets are bound, or (c) any laws, regulations or governmental or judicial decrees, injunctions or orders applicable to the Company.

3.3. Validity of Underlying Common Stock. The Non-Voting Common will, at the Closing, be convertible into shares of the Company’s Voting Common Stock, par value $0.0001 (the “Conversion Shares”), in accordance with the Company’s Amended and Restated Certificate of Incorporation then in effect (as it may be amended, and/or amended and restated or otherwise modified from time to time, the “Charter”). The Conversion Shares have been duly authorized and reserved by the Company for issuance upon conversion of the Non-Voting Common, and, when issued upon conversion of the Non-Voting Common in accordance with the Charter, will be validly issued, fully paid and non-assessable, and the issuance of the Conversion Shares will not be subject to any preemptive, participation, rights of first refusal or other similar rights.

3.4. Validity of the Non-Voting Common. The Non-Voting Common to be issued pursuant to this Agreement at the Closing (a) have been duly authorized by the Company and, upon their issuance pursuant to the Exchange in accordance with the terms of this Agreement, the Non-Voting Common will be validly issued, fully-paid and non-assessable and (b) will not, as of the date of issuance, be subject to any preemptive, participation, rights of first refusal or other similar rights.

Article IV: Conditions to Company’s Obligations at Closing

The Company’s obligation to complete the Exchange and deliver the Non-Voting Common to each Investor in exchange for the Preferred Exchange Stock shall be subject to the following conditions to the extent not waived by the Company:

4.1. Representation and Warranties. The representations and warranties made by the Investors in Article II hereof shall be true and correct in all respects as of, and as if made on, the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

4.2. Performance. Each Investor shall have performed in all material respects all obligations and covenants herein required to be performed by it at or prior to the Closing.

Article V: Conditions to Investors’ Obligations at Closing

Each Investor’s obligation to deliver the Preferred Exchange Stock and accept delivery of the Non-Voting Common and to effect the Exchange shall be subject to the following conditions to the extent not waived by the Investors:

5.1. Representations and Warranties. The representations and warranties made by the Company in Article III hereof shall be true and correct in all material respects (except to the extent any such representation and warranty is qualified by materiality, in which case, such representation and warranty shall be true and correct in all respects as so qualified) as of, and as if made on, the date of this Agreement and as of the Closing Date, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date.

5.2. Performance. The Company shall have performed in all material respects all obligations and covenants herein required to be performed by it at or prior to the Closing.

5.3. Judgments. No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

5.4. Amended and Restated Certificate of Incorporation. The Company shall have filed the Charter designating the rights of the Non-Voting Common with the Secretary of State of the State of Delaware, and the Charter shall remain in full force and effect as of the Closing Date.

Article VI: Miscellaneous

6.1. Entire Agreement. This Agreement and any other documents and agreements executed in connection with this Agreement or the Exchange embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior and contemporaneous oral or written agreements, representations, warranties, contracts, correspondence, conversations, memoranda and understandings between or among the parties or any of their agents, representatives or affiliates relative to such subject matter, including, without limitation, any term sheets, emails or draft documents. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the Company and the Investors and their respective successors and permitted assigns; provided, however, that neither this Agreement nor any of the rights hereunder may be assigned without the prior written consent of the other parties to this Agreement, and any attempted assignment of this Agreement or any of such rights without such consent shall be void and of no effect

6.2. Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties to this Agreement.

6.3. Termination. This Agreement shall automatically terminate and be of no further effect on June 30, 2021, in the event the closing of the IPO shall not have occurred on or before such date.

6.4. Governing Law. This Agreement shall in all respects be construed in accordance with and governed by the substantive laws of the State of Delaware, without reference to its choice of law rules.

6.5. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this Agreement or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the parties agree that the court making such determination shall have the power to limit such term or provision, to delete specific words or phrases or to replace such term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be valid and enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties agree to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term or provision.

6.6. Waiver of Conflicts. Each party to this Agreement acknowledges that Cooley LLP (“Cooley”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more Investors or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Transactions”), including representation of such Investors or their affiliates in matters of a similar nature to the Transactions. The applicable rules of professional conduct require that Cooley inform the parties hereunder of this representation and obtain their consent to Cooley’s representation of the Company in connection with the negotiation, preparation, execution and performance of this Agreement and the consummation of the Transactions. Cooley has served as outside general counsel to the Company and has negotiated the terms of the Transactions solely on behalf of the Company. The Company and each Investor hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the negotiation, preparation, execution and performance of this Agreement and the consummation of the Transactions, Cooley has represented solely the Company, and not any Investor or any stockholder, member, beneficiary, director or employee of any Investor; and (c) gives its informed consent to Cooley’s representation of the Company in connection with the negotiation, preparation, execution and performance of this Agreement and the consummation of the Transactions.

6.7. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signature pages follow]

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Exchange Agreement as of the date first above written.

Longboard Pharmaceuticals, Inc.

By:	/s/ Kevin Lind
Name:	Kevin Lind
Title:	President and CEO
Address:	6154 Nancy Ridge Drive
San Diego, CA 92121

IN WITNESS WHEREOF, the undersigned has executed, or caused to be executed on its behalf by an agent there unto duly authorized, this Exchange Agreement as of the date first above written.

INVESTORS:

ZONE II HEALTHCARE HOLDINGS, LLC

By: Farallon Capital Management, L.L.C., its Manager

By:	/s/ Philip Dreyfuss
NAME: Philip Dreyfuss
TITLE: Managing Member

HBM HEALTHCARE INVESTMENTS (CAYMAN) LTD.

By:	/s/ Jean-Marc LeSieur
NAME: Jean-Marc LeSieur
TITLE: Managing Director

CORMORANT PRIVATE HEALTHCARE FUND III, LP

By: Cormorant Private GP III, LLC

By:	/s/ Bihua Chen
NAME: Bihua Chen
TITLE: Managing Member

CORMORANT GLOBAL HEALTHCARE MASTER FUND, LP

By: Cormorant Global healthcare GP, LLP

By:	/s/ Bihua Chen
NAME: Bihua Chen
TITLE: Managing Member

CRMA SPV, L.P.

By: Cormorant Asset Management, LP

By:	/s/ Bihua Chen
NAME: Bihua Chen
TITLE: Its attorney-in-fact

EXHIBIT A

Name and Address of Investor	Preferred Exchange Stock
Zone II Healthcare Holdings, LLC c/o Farallon Capital Management, L.L.C. One Maritime Plaza, Suite 2100 San Francisco, CA 94111 Attn: E-mail:	1,500,000
HBM Healthcare Investments (Cayman) Ltd. Governors Square, Suite #4-212-2 23 Lime Tree Bay Avenue West Bay Grand Cayman, Cayman Islands Attn: Email:	1,000,000
Cormorant Private Healthcare Fund III, LP 200 Clarendon Street, 52nd Floor Boston, MA 02116 Attn:	960,480
Cormorant Global Healthcare Master Fund, LP 200 Clarendon Street, 52nd Floor Boston, MA 02116 Attn:	223,560
CRMA SPV, L.P. 200 Clarendon Street, 52nd Floor Boston, MA 02116 Attn:	15,960

Total	3,700,000